Exhibit 35.1a

1 Corelogic Drive Westlake, TX 76262

SERVICER COMPLIANCE CERTIFICATION

This Servicer Compliance Certification is issued pursuant to the Tax Outsourcing Agreement dated as of May 28, 2009 (together with all amendments thereto, the “Agreement”), between Cenlar FSB (“Bank”) and CoreLogic Tax Services, LLC (“CoreLogic”).

I, Vicki Chenault, an authorized officer of CoreLogic, certify to Bank and with the knowledge and intent that it will rely upon this certification, that:

1. The servicing information required to be provided to Bank by CoreLogic under the Agreement has been so provided;

2. I am responsible for reviewing the activities performed by CoreLogic under the Agreement and, based upon my knowledge and in all material respects throughout the relevant reporting period, CoreLogic has fulfilled its obligations under the Agreement.

3. Attached to this Servicer Compliance Certification is a list of all material failures and the nature and status thereof. [NONE/NO ATTACHMENT]

CORELOGIC TAX SERVICES, LLC

By:	/s/ Vicki Chenault
Vicki Chenault
Senior Vice President
February 11, 2016